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                                                                      EXHIBIT 21



                             LIST OF SUBSIDIARIES OF
                        LAZARE KAPLAN INTERNATIONAL INC.



        NAME                                                     ORGANIZED UNDER LAWS OF
        ----                                                     -----------------------
        Lazare Kaplan (Sierra Leone)
          Limited                                                Sierra Leone
        Lazare Kaplan Japan Inc.                                 Delaware
        Lazare Kaplan Europe Inc.                                Delaware
        Lazare Kaplan Belgium, N.V.                              Belgium
        Lazare Kaplan Africa Inc.                                Delaware
        Lazare Kaplan Botswana
          (Pty) Limited                                          Botswana
        Lazare Kaplan Ghana Ltd.                                 Bermuda
        Lazare Kaplan (Bermuda) Ltd.                             Bermuda
        Kaplan Offshore Trading Company                          Bermuda
        Supreme Gems N.V.                                        Belgium
        Lazare Kaplan Belgium Jewelry N.V.                       Belgium
        LK Enterprises Inc.                                      Delaware
        RCS, Inc.                                                Delaware
        Lazare Kaplan (Russia) Inc.                              Delaware




